CERTIFICATE OF AMENDMENT
                                       OF
                               CERTIFICATE OF TRUST
                                       OF
                     CONSTELLATION INSTITUTIONAL PORTFOLIOS

John Grady, Alfred Salvato, Ronald Filante, and Janet Sansone certify that:

1. They constitute the Board of Trustees of Constellation Institutional Portfolios, a Statutory Trust filed under and in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. ss. ss. 53801 et seq.).

2. They hereby adopt the following amendment to the Certificate of Trust:

      ARTICLE VIII, Section 10 is amended to read as follows:

            "Use of the Name "Constellation Institutional Portfolios" or "Constellation". The name "Constellation Institutional Portfolios" or "Constellation" and all rights to the use of the name "Constellation Institutional Portfolios" or "Constellation" belong to Constellation Investment Management Company, LP ("CIMCO"), the sponsor of the Trust. CIMCO has consented to the use by the Trust of the identifying word "Constellation" and has granted the Trust a non-exclusive license to use the name "Constellation" as part of the name of the Trust and the name of any Series of Shares. In the event CIMCO, or an affiliate, is not appointed as Adviser and/or Principal Underwriter or ceases to be the Adviser and/or Principal Underwriter of the Trust or of any Series using such names, the non-exclusive license granted herein may be revoked by CIMCO and the Trust shall cease using the name "Constellation" as part of its name or the name of any Series of Shares, unless otherwise consented to by CIMCO or any successor to its interests in such names."

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our own knowledge.

Date: September 16, 2005

/s/ John Grady                                           /s/ Alfred Salvato
-----------------------                                  -----------------------
John Grady, Trustee                                      Alfred Salvato, Trustee


/s/ Ronald Filante                                       /s/ Janet Sansone
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Ronald Filante, Trustee                                  Janet Sansone, Trustee